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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549




                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): January 12, 2000




                               TBM HOLDINGS, INC.
             (Exact Name of Registrant as Specified in its Charter)

           Florida                    0-18707                    59-282441
(State or Other Jurisdiction        (Commission                (IRS Employer
      of Incorporation)             File Number)             Identification No.)


136 Main Street, Westport, Connecticut                              06880
(Address of Principal Executive Office)                           (Zip Code)

Registrant's telephone number, including area code             (203) 227-6140



                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)
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ITEM 5.       OTHER EVENTS.

              On January 12, 2000, an Agreement and Plan of Merger (the "Merger Agreement") was signed and entered into by and among TBM Holdings, Inc. (the "Company"), TBM Acquisition I, Inc., a wholly owned subsidiary of the Company (the "Merger Sub"), Long Reach Holdings, Inc. ("LRH") and certain shareholders of LRH, pursuant to which the Merger Sub will acquire LRH by means of a merger of LRH with and into the Merger Sub, with the Merger Sub being the surviving corporation.

              Under the terms of the Merger Agreement, effective upon the Merger each outstanding share of LRH common and preferred stock, and all warrants, options and other rights to purchase LRH stock will be canceled and extinguished. The merger consideration, which will be paid to certain shareholders, warrant holders, option holders and subordinated noteholders of LRH (the "Stakeholders"), consists of (i) LRH's transfer of certain real property located in Little Rock, Arkansas to the shareholders at closing, (ii) the payment of $2,000,000 to the Stakeholders, and (iii) the assumption of existing Subordinated Notes and issuance of new Subordinated Notes to the Stakeholders in an aggregate amount not to exceed $8,000,000, which amount may be reduced if such Stakeholders exercise their right to substitute Common Stock of the Company, $.001 par value (the "Common Stock"), valued at $6.00 per share, for an amount not to exceed $3,000,000 of Subordinated Notes. The Subordinated Notes will be guaranteed by the Company.

              In addition, the Merger Agreement provides that the Stakeholders have the right to purchase for cash up to 500,000 unregistered shares of Common Stock at $5.00 per share, to the extent the Stakeholders do not exercise their right to substitute Common Stock as described above, provided however, that the Company shall not issue more than 500,000 shares of Common Stock to Stakeholders in the aggregate.

              The Merger Agreement contemplates that the Merger Sub will assume LRH's existing senior bank debt which debt shall not exceed $12,000,000 at closing, on terms acceptable to the Company. The Company intends to either amend or replace such senior debt immediately prior to or on closing.

              The Merger is subject to the approval of LRH shareholders, the assumption or refinancing of senior debt by dates specified in the Merger Agreement, satisfactory completion by the Company of due diligence, as well as other customary closing conditions. The Merger is intended to be accounted for as a purchase and is expected to be completed in the first quarter of 2000.

              This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements contained herein involve risks and uncertainties, including those relating to the possible inability to complete the merger transaction involving the Merger Sub and LRH as scheduled, if at all, and those associated with the ability of the combined company to achieve the anticipated benefits of the merger. Actual results and developments may differ materially from those described or incorporated by reference in this Report. For more information about the Company and risks arising when investing in the Company, investors are directed to the Company's most recent reports on Form 10-KSB and most recent reports on Form 10-QSB as filed with the Securities and Exchange Commission.

              This Current Report on Form 8-K is qualified in its entirety by the Merger Agreement filed as Exhibit 99.1 and incorporated by reference. A copy of the press release concerning the execution of the Merger Agreement is attached hereto as Exhibit 99.2 and incorporated by reference.

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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)      None.
(b)      None.
(c)      Exhibits.


Exhibit No.                Description

     99.1 Agreement and Plan of Merger, dated January 12, 2000, among TBM Holdings, Inc., TBM Acquisition I, Inc., Long Reach Holdings, Inc. and certain shareholders of Long Reach Holdings, Inc. Pursuant to Item 601(b)(2) of Regulation S-K, the Company agrees to furnish supplementary copies of any omitted schedule to the Securities and Exchange Commission upon request.

     99.2 Press release announcing the execution of the Agreement and Plan of Merger.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    TBM HOLDINGS, INC.


                                                    By: /s/ William A. Schwartz
                                                         William A. Schwartz
                                                         President


Dated:   January 20, 2000



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